As filed with the Securities and Exchange Commission on December 6, 2013

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

New Corporation

(Exact name of Registrant as specified in its charter)

Delaware	46-4054283
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

(302) 283-8000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	NASDAQ Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act: None

NEW CORPORATION

Preliminary Note: Due to the relative significance of New Corporation (“NewCo”) to SLM Corporation (“Existing SLM”), among other factors, NewCo will be treated as the “accounting successor” to Existing SLM for financial reporting purposes, notwithstanding the legal form of the separation described in the information statement filed herewith as Exhibit 99.1. As a result, the historical financial statements of Existing SLM will become the historical financial statements of NewCo. Accordingly, and consistent with Staff Legal Bulletin No. 4, NewCo will qualify as a “well known–seasoned issuer” immediately following the separation based on the reporting history of Existing SLM under the Securities Exchange Act of 1934, as amended.

“New Corporation” is the temporary name of NewCo. The actual and brand name of NewCo will be included in an amendment to this registration statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Ownership of Common Stock by Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Capital Return Policies,” “Capitalization,” “The Separation and Distribution,” and “Description of NewCo’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of NewCo’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be registered.

The information required by this item is contained under the sections of the information statement entitled “Capital Return Policies,” “The Separation and Distribution,” and “Description of NewCo’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of NewCo’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and among SLM Corporation, SLM BankCo and New Corporation.*

3.1	Form of Amended and Restated Certificate of Incorporation of New Corporation.*

3.2	Form of Amended and Restated By-Laws of New Corporation.*

4.1	Indenture, dated as of October 1, 2000, between SLM Corporation and The Bank of New York Mellon, as successor to J.P. Morgan Chase Bank, National Association, formerly Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to SLM Corporation’s Current Report on Form 8-K (File No. 001-13251) filed on October 5, 2000).

4.2	Fourth Supplemental Indenture, dated as of January 16, 2003, between SLM Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to SLM Corporation’s Current Report on Form 8-K (File No. 001-13251) filed on January 17, 2003).

4.3	Amended Fourth Supplemental Indenture, dated as of December 17, 2004, between SLM Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to SLM Corporation’s Current Report on Form 8-K (File No. 001-13251) filed on December 17, 2004).

4.4	Second Amended Fourth Supplemental Indenture, dated as of July 22, 2008, between SLM Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to SLM Corporation’s Current Report on Form 8-K (File No. 001-13251) filed on July 25, 2008).

4.5	Sixth Supplemental Indenture, dated as of October 15, 2008, between SLM Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to SLM Corporation’s Current Report on Form 8-K (File No. 001-13251) filed on October 15, 2008).

4.6	Form of Supplemental Indenture between , LLC and The Bank of New York Mellon.*

4.7	Medium Term Note Master Note, Series A (incorporated by reference to Exhibit 4.1.1 to SLM Corporation’s Current Report on Form 8-K (File No. 001-13251) filed on November 7, 2001).

4.8	Medium Term Note Master Note, Series B (incorporated by reference to Exhibit 4.2 to SLM Corp.’s Current Report on Form 8-K (File No. 001-13251) filed on January 28, 2003).

10.1	Form of Transition Services Agreement by and between SLM Corporation and New Corporation.*

10.2	Form of Tax Sharing Agreement by and between SLM Corporation and New Corporation.*

10.3	Form of Employee Matters Agreement by and between SLM Corporation and New Corporation.*

10.4	Form of Loan Servicing and Administration Agreement by and between SLM Corporation and New Corporation.*

10.5	Form of Master Lease Agreement by and between SLM Corporation and New Corporation.*

21.1	Subsidiaries of New Corporation.*

99.1	Information Statement of New Corporation, preliminary and subject to completion, dated December 6, 2013.**

*	To be filed by amendment.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW CORPORATION

By:	/s/ John F. Remondi
	Name:	John F. Remondi
	Title:	Chief Executive Officer

Date: December 6, 2013